Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. SERVICE AGREEMENT MAIN DOCUMENT Name of Project: Support Services AECQ set-up Short description of activities under this Service Agreement: The Polestar vehicle, [***], will be produced in the new AECQ plant at Target SOP Point. The Service provider will support the Purchaser in the set-up of the AECQ plant related to mainly Plant and Product Launch, Digital set-up, Manufacturing engineering, Indirect Purchasing (IDP), Logistics and general administration (HR and Finance). This Service Agreement is between: Polestar Automotive (Chongqing) Co., Ltd., 91500000MA61BD5F9T, a corporation organized and existing under the laws of People´s Republic of China (“Service Provider” or “PSCQ”), and Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd., Reg. No. 91500000MA614ANX4E, a corporation organized and existing under the laws of People´s Republic of China (“Purchaser or AECQ”). Each of Service Provider and Purchaser is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have determined that Service Provider shall provide to Purchaser certain Services (as defined in the General Terms), which are further described in the Service Specification in Appendix 1. The provision of the Services shall be performed in accordance with the terms in this service agreement and its appendices (the “Service Agreement”). B. Purchaser now wishes to enter into this Service Agreement for the purpose of receiving the Services and Service Provider wishes to provide the Services in accordance with the terms set forth in this Service Agreement. C. In light of the foregoing, the Parties have agreed to execute this Service Agreement. AGREEMENT 1. GENERAL This Service Agreement consists of this main document (the “Main Document”) and its appendices. This Main Document sets out the specific terms in respect of the provision of the Services, whereas Appendix 2 sets out certain general terms and conditions applicable to the Parties’ rights, obligations and performance of the Parties’ activities hereunder (the “General Terms”). Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 2 All capitalized terms used, but not specifically defined in this Main Document, shall have the meaning ascribed to them in the General Terms. 2. SERVICE SPECIFICATION The Parties have agreed upon the scope and specification for the Services as specified in the Service Specification in Appendix 1. 3. AFFILIATE Affiliate shall for the purpose of this Service Agreement have the following meaning: “Affiliate” means any other legal entity that, directly or indirectly, is controlled by or is under common control with Polestar Automotive (Chongqing) Co., Ltd or Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd ; and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. 4. SERVICE CHARGES The Service Charges (as defined in the General Terms) for the Services will be based on the estimated hours for the Services to be performed by the Service Provider as set forth in Appendix 1, the Service Specification. The Parties acknowledge that the estimated Service Charges including the hourly rates set forth in Appendix 3, are based on an estimation of the amount of hours required for the performance of the Services and that this estimation may differ from the final number of hours charged by the Service Provider. All amounts referred to in this Service Agreement are exclusive of VAT, and any other taxes, including but not limited to withholding tax surcharges; while all relevant payments referred to in this Service Agreement are inclusive of China VAT, referring to the China special VAT invoice duly issued by the Service Provider as set forth in Section 6.3. The Service Charges shall be paid in the currency: CNY. The hourly rates that are used to calculate the Service Charges shall be determined between the Parties on an annual basis, based on the Services performed by the Service Provider, as set out in Appendix 1, the Service Specification. The Service Charges shall be calculated on a time and material basis applying arm´s length hourly rates using the cost-plus method, i.e. full cost incurred plus an arm´s length mark-up. The hourly rates should be reviewed, updated and agreed between the Parties on an annual basis. 5. PAYMENT If Service Provider, pursuant to the General Terms, appoints its Affiliates and/or subcontractors to perform the Services under this Service Agreement, Service Provider shall include the costs relating to such work in the invoices to Purchaser. The actual Service Charges shall be reviewed, aligned by both Parties and then invoiced on a monthly basis at the end of each month and paid by Purchaser in accordance with what is set out in the General Terms Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 3 In the event that the Service Provider fails to comply or perform its warranties and covenants of this Service Agreement, or fails to provide the qualified Services and deliverables according to Appendix 1, Service Provider shall rectify or procure the rectification of such non-compliance or breach within a reasonable period of time, or if such non-compliance or breach has not been rectified within a reasonable period of time or is not capable of being rectified, Purchaser is entitled to withhold the relevant portion of the Service Charges if so agreed by the Steering Committee. The Parties acknowledge that, as a general principle, the total Service Charges and the corresponding Services required by Purchaser shall not exceed the budget approved by the Steering Committee for this Services hereunder. 6. GOVERNANCE FORUM The Parties agree that governance in respect of this Service Agreement shall be handled in accordance with what is set out in the General Terms in Appendix 2. When reference is made to a relevant governance forum, it shall for the purpose of this Service Agreement have the meaning set out below in this Section 6. The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the Service Agreement shall be the “Steering Committee”, which regarding cooperation between Service Provider and Purchaser is the so-called Chongqing plant Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Service Provider and Purchaser is the so means executive meeting between CEO of Geely Auto Group Co., Ltd and the CEO of the Polestar Group. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 7. FINANCIAL REPORTING The Parties agree that the basis for calculating the Service Charges shall be transparent and auditable to Purchaser and be done based on the template attached as Appendix 6. The service delivery and performance as well as the cost for the services versus the project budget will be reviewed between the Parties as part of the project review. 8. WARRANTIES AND UNDERTAKINGS Service Provider hereby warrants, represents and undertakes to Purchaser that: (1) during the period of performing this Agreement, Service Provider will comply with relevant industrial safety, sanitary, and life safety regulations as well as with the relevant laws that apply to Service Provider’s provision of the Services under this Agreement, including but not limited to all applicable national and local laws, ordinances, rules, regulations, requirements and standards (all of which to the extent compulsory and applicable) regarding health, safety, Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 4 environment, taxation, labour, export and import, and shall procure that all its Affiliates engaged by it also comply therewith; (2) the Service and the Deliverables provided under this Agreement shall fit the requirement set forth in Appendix 1 and the Agreement. (3) Regarding indirect procurement, the Service Provider shall operate under a at all times updated Power of Attorney from the Purchaser and comply with the principles, obligations and agreement as set forth in Section 4.7 of Appendix 1 and MoU of Appendix 4. 9. LIABILITIES Subject to the limitation of liability set out in Section 11, Appendix 2, the breaching Party shall indemnify and hold the non-breaching Party harmless against any actual and direct damages, losses, costs, expenses, liabilities or claims which arise out of or result from: (i) the breaching Party’s failure to perform its covenants, duties and obligations hereunder, (ii) the breach of warranties and undertakings made by the breaching Party under this Service Agreement. 10. PRIVACY AND DATA PROTECTION 10.1. When performing their obligations under this Agreement, the Parties shall conduct any processing of Personal Data in compliance with applicable national and international laws and regulations relating to such Personal Data now or hereafter in effect, take appropriate organizational and technical measures to ensure the security of all data. Any other commercial data or information with a confidential nature should be treated according to Section 13 (Confidential Information) in Appendix 2. 11. ORDER OF PRIORITY In the event there are any contradictions or inconsistencies between the terms of this Main Document and any of the Appendices hereto, the Parties agree that the following order of priority shall apply: (1) This Main Document (2) Appendix 2, General Terms – Service Agreement (3) Appendix 1, Service Specification (4) Appendix 3, Service Charges (5) Appendix 4, Memorandum of Understanding IDP (6) Appendix 5, Letter of Undertaking (7) Appendix 6, Template Financial Reporting 12. NOTICES All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement shall be sent to the following addresses and shall otherwise be sent in accordance with the terms in the General Terms: (a) To Service Provider: Polestar Automotive (Chongqing) Co., Ltd Attention: [***] Email: [***]

Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 5 With a copy not constituting notice to: Polestar Automotive (Chongqing) Co., Ltd Attention: [***] Email: [***] (b) To Purchaser: Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd Attention: [***] Email: [***] With a copy not constituting notice to: Geely Auto Group Co., Ltd. Attention: [***] Email: [***] ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 6 This Service Agreement has been signed in eight (8) originals, of which the Parties have received four (4) each. POLESTAR AUTOMOTIVE (CHONGQING) ASIA EUROPE NEW ENERGY VEHICLE CO., LTD MANUFACTURING (CHONGQING) CO., LTD By: Chen Young By: Zhou Xiang Printed Name: Chen Young (Steven) Printed Name: Zhou Xiang ______ Title: Legal representative Title: ______ Date: 2023.12.13 Date: 2023.23.20 _____________ By: By: Printed Name: Printed Name: _____________ Title: Title: ______ Date: Date: _____________ Agreement No.: GEE21-009 TEMPLATE VERSION 191016 1 SERVICE AGREEMENT APPENDIX 1 SERVICE SPECIFICATION 1. GENERAL 1.1 This Service Specification is a part of the Service Agreement executed between Service Provider and Purchaser. This Service Specification sets out the scope and the specification of the activities that shall be performed under the Service Agreement, the division of responsibilities between Service Provider and Purchaser and the applicable time plan for the performance of the activities. 2. DEFINITIONS 2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 3. GENERAL DESCRIPTION 3.1 The Parties have agreed that the Service Provider shall provide support services connected to the set-up of the new plant AECQ, in Chongqing City, PRC (the “CQ”) and therewith related activities. 4. DESCRIPTION OF THE SERVICE ACTIVITIES, AND DELIVERABLES 4.1 As per the RASICs, Appendix 1A-F agreed and approved between the Parties, the Service Provider will take responsibility and accountability of plant setup and launch including the activities outlined in Section 4.3 to 4.9 below. 4.2 The Parties may agree on changes in the RASICs in Appendix 1A-F. Such changes shall be approved by Steering Committee. 4.3 Product Launch • Services and other costs in Manufacturing and Logistics as required within the agreed product launch budget approved by the AECQ and that are caused by the vehicle launch, such as: • Operator training/Labor cost • Launch expert support/coaching, including bought services • Material for facility and operators’ try-out material (incl. freight and duty) • Related travel cost 4.4 Plant Launch • Establish a comprehensive AECQ plant layout, setting up operational structure and all Agreement No.: GEE21-009 TEMPLATE VERSION 191016 2 relevant business processes and procedures. • Working with ME and related function to secure that all new processes established at AECQ while fulfilling the sustainability requirements, to be agreed between the Parties and documented. • Setting up operational phase facility management process, ensure GB standard or other requirements as approved by the Steering Committee are met. • Ensure that plant is securely protected after the building final acceptance has taken place as agreed. • Ensure safety responsibility for manufacturing process ME equipment installation and commissioning. • Work with ME team and Geely team for plant and process design with early involvement; • Participate in all the design and handover process, make best efforts to secure that all deliverables are in time to the extent that is within Service Provider’s control, and with good quality that meet industry expectations; • Lead commissioning of the entire plant so as to meet Geely Group standard as a minimum and Polestar Group requirements. • Process/Equipment/Material/Facilities will be energy friendly and with the ambition 0 CO2 footprint. • Ensure safety management to with the ambition of 0 accidents during manufacturing process equipment installation and commissioning. • Ensure safety management to with the ambition of 0 accidents after building final acceptance has taken place. • Lead government relation management except for such related to building, land and environment; actively support AECQ team to resolve any issues arisen with municipal agencies. • Establish and perform all training courses to newcomers, NEO, SWE, Plant/shop/station training, Kaizen. • Use all best efforts to ensure that the interest of AECQ is protected at all times to the extent that is within Service Provider’s control. 4.5 Digital Digital (Polestar Global) • Pre-study and system selection directions including infrastructure (hardware and design); submit to SC for approval. • Lead accountability and responsibility of program-wide technical standard setting, provide guidance on hardware and software requirements. • Project management and delivery for VCC related Digital activities, ensure interfaces between manufacturing systems (AECQ) and upstream/downstream systems are designed and setup appropriately. • Full integration with GYMD and Geely IT for successful program delivery, provide necessary project monitoring as required • Drive the necessity of Cyber security design and implementation Digital (Polestar CQ) • Lead the setup of all plant related IT systems and processes to a high standard.

Agreement No.: GEE21-009 TEMPLATE VERSION 191016 3 • Overall coordination and project management of plant related Digital project delivery, with a focus on interfacing between Polestar global team and other stakeholders. • With the support from Polestar global team, drafting all technical agreements for bidding, participation in all bidding process as required for plant IT systems. • Ensure Digital program meets Geely internal control policies and requirements, support AECQ team with preparing internal documents as required. • Represent AECQ team for any other ad hoc Digital related internal or external meetings or presentations as required. 4.6 HR • Organization and HC set-up • BC recruitment and daily management excluding employment contracts singing (PSCQ taking the lead and being the primary responsible party, to the extent possible and legally allowed, in any labour disputes and claims even if AECQ, as employer in employment contracts, being involved in arbitration, lawsuits or other legal actions related to labour; AECQ providing necessary support) • In charge of overall management of admin resources 4.7 Manufacturing Engineering • Specify production and logistical flows inside of the premises. • Specify the need for media, to be able to get correct dimension for utilities for the plant. 4.8 Certification • Certification services, including but not limited to: ISO 9001 Quality management system, ISO14001 Environment management system, ISO45001 Occupational health and safety management system, ISO50001 energy management system, ISO27001 cyber security for the plant, etc. as agreed by both Parties. 4.9 Indirect procurement 4.9.1.1 The Parties have agreed that PSCQ will be the service provider to of Indirect Procurement activities from[***]. The procurement activities will be performed in accordance with Polestar procurement sourcing processes and policies. The Indirect Procurement services, include but is not limited to: • Facilities (excluding fixed assets), and all associated services to support • IT /Digital sourcing and other general services • Maintenance & preventative maintenance services • Repair/ and spare parts and supplies • Operational services – incl., Office supplies • Consultant service hire (White & Blue Collar) • Logistics services sourcing and packaging (excluding fixed assets) 4.9.1.2 The Service will include the following activities: Agreement No.: GEE21-009 TEMPLATE VERSION 191016 4 PSCQ will lead the sourcing including supplier management, team set-up, planning, execution, negotiation, contract, including performing needed supplier assessments. PSCQ will handle contract management and ordering, including creating, signing and issuing Framework agreements/Service agreements, place orders and lead the commercial discussions including yearly negotiations and support supplier liability claims on behalf of or for AECQ in accordance with agreed RASIC. 4.9.1.3 The Parties have agreed that the following assumptions and pre-requisites will apply to the procurement services to be provided by the Service Provider under Appendix 1, Section 4 of this Agreement: PSCQ will have the full lead for the Indirect Procurement activities. PSCQ and AECQ shall agree about cost targets for each sourcing scope prior to sourcing in accordance with AECQ budget. If sourcing results is not fulfilling set cost targets deviations it shall be aligned in the Steering Committee. The Procurement services will be carried out according to and within Polestar’s existing sourcing process and approval levels. PSCQ will follow the already established functional forums, where Procurement is required for the sourcing process. Sourcing Strategy (bidders list) and Sourcing Decision (final supplier) will be approved in Polestar Supplier Choice Meeting (“SCM”). The sourcing decisions will be made in SCM. Sourcing decisions will be based on multiple parameters such as quality, technical capability, sustainability, strategic consideration, and price. To adhere to Polestar standards, the Polestar Purchasing Terms & Conditions will be used towards the suppliers at sourcing and contract signing For the avoidance of doubt, PSCQ’s procurement compliance policies and criteria shall be applied. Purchaser’s compliance policies and criteria shall not be applied in this case. 4.9.1.4 Purchaser will be responsible for the following activities in relation to the indirect procurement: AECQ is responsible to provide approved funds for Polestar scope. 4.10 Finance • Prepare Polestar related product and plant launch budget and forecast for Geely’s approval, • PSCQ Management Service Fee Budgeting (to be reflected in AECQ Budget). Agreement No.: GEE21-009 TEMPLATE VERSION 191016 5 • Prepare Product Launch Fee Report • Related to IDP, perform controller approval before submission of payment request to AECQ • Support in inventory and fixed asset management to meet Geely requirement • Be the primary business contact for finance related topics 4.11 Logistics 4.11.1 Inbound Logistics • For VP and TT0 phase, Polestar will nominate and sign agreement with suitable logistics companies that will manage the transports from parts suppliers with delivery terms FCA (‘Free carrier’) to the AECQ plant, pay and manage those suppliers. • For TT and PP phase, to be amended to this Service Agreement as agreed between the Parties 4.11.2 Outbound Logistics cars and parts • For TT and PP phase, to be amended to this Service Agreement as agreed between the Parties. 4.11.3 Customs • PSCQ will provide resources to manage the customs administration for import of parts and export of cars and parts. • PSCQ will provide assistance in sourcing of customs broker services and customs management system in the name of AECQ and for AECQ’s cost. 4.12 Deliverables The Service will include the following deliverables: Sourcing work leading up to a Sourcing Strategy and Sourcing Decision in SCM. Prepare Supplier contracts (to be signed by Polestar on behalf of AECQ). Supplier Ordering for AECQ The production capacity shall be guaranteed as net 5 Jobs Per Hour; If not, the plant capacity shall be calculated based on the actual net JPH. Prepare the budget of plant launch fee (Polestar related) and product launch fee; cooperate with AECQ Finance and provide necessary support to get the budget approved by Geely Auto Group and Steering Committee before 31st January, 2023. Strictly follow the budget to achieve the set goals. Agreement No.: GEE21-009 TEMPLATE VERSION 191016 6 The plant is ready for mass production at the SOP point, which is targeted to[***]. 5. TIMING 5.1 The activities shall be deemed to have commenced on 1 January 2021 with a retrospective effect and will end at SOP. 5.2 According to the time plan for the AECQ plant launch the buildings will be complete and ready for use[***]. However, not all manufacturing equipment will be in running condition by then. Further, the verification Prototype (“VP”) build is targeted to start in AECQ[***].

Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 1 SERVICE AGREEMENT APPENDIX 2 GENERAL TERMS 1. BACKGROUND This Appendix 2, General Terms – Service Agreement, (the “General Terms”) is an Appendix to the Main Document and is an integrated part of the Service Agreement entered into between the Parties. 2. DEFINITIONS 2.1 For the purpose of these General Terms, the following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 2, shall have the meaning ascribed to them in the Main Document. 2.2 “Appendix” means an appendix to the Main Document. 2.3 “Background IP” means the Intellectual Property Rights either: (a) owned by either of the Parties; (b) created, developed or invented by directors, managers, employees or consultants of either of the Parties; (c) to which the Party has licensed rights instead of ownership and the right to grant a sublicense prior to the execution of this Service Agreement, and any Intellectual Property Rights developed or otherwise acquired independently of this Service Agreement. 2.4 “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Service Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Service Agreement. 2.5 “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. 2.6 “EU Data Protection Laws” shall mean collectively, any applicable data protection, privacy or similar law generally applicable to the processing of personal data, including but not Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 2 limited to Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) and any act or piece of national legislation implementing, supporting or otherwise incorporating said regulation, including any amendment made to any of the foregoing. 2.7 “Force Majeure Event” shall have the meaning set out in Section 15.1. 2.8 “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Service Agreement. 2.9 “Intellectual Property Rights” or “IP” means Patents, Non-patented IP, rights in Confidential Information and Know-How to the extent protected under applicable laws anywhere in the world. For the avoidance of doubt, Trademarks are not comprised by this definition. 2.10 “Know-How” means confidential and proprietary industrial, technical and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, specifications, component lists, market forecasts, lists and particulars of customers and suppliers. 2.11 “Main Document” means the contract document (with the heading “Main Document - Service Agreement”), which is signed by Service Provider and Purchaser, to which these General Terms are an Appendix. 2.12 “Non-patented IP” means copyrights (including rights in computer software), database rights, semiconductor topography rights, rights in designs, and other intellectual property rights (other than Trademarks and Patents) and all rights or forms of protection having equivalent or similar effect anywhere in the world, in each case whether registered or unregistered, and registered includes registrations, applications for registration and renewals whether made before, on or after execution of this Service Agreement. 2.13 “Patent” means any patent, patent application, or utility model, whether filed before, on or after execution of this Service Agreement, along with any continuation, continuation- in-part, divisional, re-examined or re-issued patent, foreign counterpart or renewal or extension of any of the foregoing. 2.14 “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. 2.15 “Results” shall mean any outcome of the Services provided to Purchaser under this Service Agreement (including but not limited to any IP, technology, software, methods, processes, deliverables, objects, products, documentation, modifications, improvements, and/or amendments to be carried out by Service Provider under the Service Specification) and any other outcome or result of the Services to be performed by Service Provider as described in the relevant Service Specification, irrespective of whether the performance of the Services has been completed or not. Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 3 2.16 “Services” shall mean the services to be performed by Service Provider to Purchaser hereunder, including all services under the Appendices attached hereto. 2.17 “Service Agreement” means the Main Document including all of its Appendices and their Schedules as amended from time to time. 2.18 “Service Charges” means the service charges as set forth or referenced to in the Main Document. 2.19 “Service Specification” describes the Services to be provided by Service Provider to Purchaser hereunder including (if applicable) a time plan for the provision of the Services, which is included as Appendix 1 in this Service Agreement. 2.20 “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Service Agreement. 2.21 “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties. 2.22 “Target SOP Point” means the first working day of week 49, 2024. 2.23 “Use” means to make, have made, use (including in a process, such as use in designing, engineering, testing or assembling products or in their research or development), keep, install, integrate, extract, assemble, reproduce, incorporate, create derivative works of, modify, adapt, improve, enhance, develop, service or repair, including in the case of installation, integration, assembly, service or repair, the right to have a subcontractor of any tier carry out any of these activities on behalf of the Parties in their capacity as a licensee hereunder. 2.24 The right to “have made” is the right of a Party in its capacity as a licensee hereunder, as applicable, to have another person (or their subcontractor of any tier) make for that Party and does not include the right to grant sublicenses to another person to make for such person’s own use or use other than for that Party. 3. PROVISION OF SERVICES 3.1 Service Specification. The Parties have agreed upon the scope and specification of the Services provided under this Service Agreement in the Service Specification. 3.2 Service Recipients. In addition to Purchaser, all of Purchaser’s Affiliates shall be entitled to receive and use the Services under this Service Agreement. Nevertheless, Purchaser shall be Service Provider’s sole point of contact and shall be responsible for payment of the Service Charges as set forth in this Service Agreement, irrespectively of whether it is Purchaser or any of Purchaser’s Affiliates that in reality received and used the Services. 3.3 Subcontractors. The Parties acknowledge that Service Provider may use its Affiliates and/or subcontractors to perform the Services under this Service Agreement, provided that Service Provider informs Purchaser thereof. Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 4 Service Provider shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to Service Provider and/or any subcontractor to the same extent as if such performance or omittance was made by Service Provider itself. Service Provider shall also remain Purchaser’s sole point of contact unless otherwise agreed. 3.4 Relationship between the Parties. The Parties are acting as independent contractors when performing each Party’s respective obligations under the Service Agreement. Neither Party nor its Affiliates are agents for the other Party or its Affiliates and have no authority to represent them in relation to any matters. Nothing in these General Terms or the Service Agreement shall be construed as to constitute a partnership or joint venture between the Parties. 4. SERVICE REQUIREMENTS 4.1 All Services shall be performed in accordance with the requirements set forth in this Service Agreement, including the Service Specification, and otherwise in a professional manner. 4.2 When providing the Services, Service Provider shall use professional and skilled personnel, reasonably experienced for the Services to be performed, Service Provider shall work according to the same standard of care and professionalism that is done in Service Provider’s internal business and development projects. Such standard of care and professionalism shall however at all times correspond to Industry Standard. 4.3 Service Provider acknowledges that time is of essence and Service Provider agrees to strictly respect and adhere to the deadlines set out in the Service Specification in Appendix 1, such as time limits, milestones, and gates. In the event Service Provider risks not to meet an agreed deadline or is otherwise in delay with the performance of the Services, Service Provider shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be). 4.4 In the event the Services or any part thereof, more than insignificantly deviate from the requirements set forth in the Service Specification, or if Service Provider otherwise does not meet or ceases to meet the requirements set forth in this Service Agreement (except for minor faults and defects, which do not affect the provision of the Services), Service Provider shall remedy such incompliance, fault or defect as soon as reasonably possible. 4.5 In the event Service Provider fails to act in accordance with Section 4.3 and 4.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Section 17.1. 4.6 Purchaser shall provide Service Provider with instructions as reasonably required for Service Provider to be able to carry out the Services. Service Provider must continuously inform Purchaser of any needs of additional instructions or specifications required to perform the Services. 4.7 Service Provider shall ensure that it has sufficient resources to perform its undertakings under this Service Agreement. Further, Service Provider undertakes to ensure that the performance of the Services will not be given lower priority than other of Service Provider’s internal similar projects.

Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 5 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Ownership of existing Intellectual Property Rights. Each Party remains the sole and exclusive owner of its Background IP. Nothing in this Service Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. 5.2 Ownership of Results. In the event any Results are created as a result of the Services provided by Service Provider (or if applicable, any of its appointed Affiliates or subcontractors) under this Service Agreement, the Parties agree that Service Provider shall be the exclusive owner of such Results, including all modifications, amendments and developments thereof. Hence, all Results shall automatically upon their creation stay with Service Provider. Service Provider shall further have the right to transfer, sublicense, modify and otherwise freely dispose of the Results. 5.3 License grant. Upon creation of the Results, Purchaser shall at the same time automatically be granted a non-exclusive, irrevocable, perpetual (however at least fifty (50) years long (however, in no event shall such time exceed the validity period of any IP or Background IP included in the license described hereunder)), non-assignable (however assignable to Purchaser’s Affiliates), worldwide license to Use, in whole or in part, the Results and, if applicable, any Background IP embedded in or otherwise used in the development of the Results. The license granted in this Section 5.3.1 is limited to the extent such license is necessary for Purchaser to make use of the Services provided hereunder and to enable an orderly transfer to another service provider after the termination and/or expiry of this Service Agreement. Notwithstanding anything to the contrary in this Service Agreement, nothing in these General Terms or otherwise in the Service Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any Background IP, except as expressly stated herein. 5.4 Polestar brand name. For the sake of clarity, it is especially noted that this Service Agreement does not include any right to use the “Polestar” brand name, or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. The Parties acknowledge that the “Polestar” Trademarks as well as the “Polestar” name is owned by Polestar Holding AB and that the right to use the name and the “Polestar” Trademarks is subject to a service agreement, which stipulates that the name, Trademarks and all thereto related Intellectual Property can only be used by Polestar Performance AB and its Affiliates in relation to Polestar products. This means that this Service Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 6 5.5 Geely brand name. Correspondingly, it is especially noted that this Service Agreement does not include any right to use the “Geely” brand name or Trademarks, or refer to “Geely” in communications or official documents of whatever kind. This means that this Service Agreement does not include any rights to directly or indirectly use the “Geely” brand name or “Geely” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 6. SERVICE CHARGES 6.1 In consideration of Service Provider’s performance of the Services under this Service Agreement, Purchaser agrees to pay to Service Provider the Service Charges as set forth or referenced to in the Main Document. 7. PAYMENT TERMS 7.1 The Service Charges shall be paid in the currency set forth in the Main Document, in a timely manner and in accordance with the payment terms set forth in this Section 7. 7.2 All amounts referred to in this Service Agreement are exclusive of VAT, VAT will be added in accordance with local legislation at the time of issuance of China special VAT invoice. 7.3 Any amount of the Service Charges invoiced by Service Provider to Purchaser shall be paid by Purchaser within [***]after the invoice date. 7.4 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based[***]. 8. AUDIT 8.1 During the term of the Service Agreement, Purchaser shall have the right to, upon reasonable notice in writing to Service Provider, inspect Service Provider’s books and records related to the Services and the premises where the Services are performed, in order to conduct quality controls and otherwise verify the statements rendered under this Service Agreement. 8.2 Audits shall be made during regular business hours and be conducted by Purchaser or by an independent auditor appointed by Purchaser. Should Purchaser during any inspection find that Service Provider or the Services does/do not fulfil the requirements set forth herein, Purchaser is entitled to comment on the identified deviations. Service Provider shall, upon notice from Purchaser, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Parties cannot agree upon measures to be taken in respect of the audit, each Party shall be entitled to escalate such issue to the Steering Committee. 9. REPRESENTATIONS 9.1 Each Party warrants and represents to the other Party that: Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 7 (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Service Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Service Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Service Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 10. SERVICE WARRANTY 10.1 When performing the Services, Service Provider shall provide professional and skilled personnel, reasonably experienced for the Services to be performed at the best of their knowledge. 10.2 Service Provider provides the Services “as is”. Service Provider does neither warrant nor represent that any Services, provided or delivered to Purchaser hereunder are functional for the business needs of Purchaser or otherwise suitable for any specific purpose. Service Provider does neither give any representations or warranties as regards the merchantability of the deliverables to be delivered hereunder nor any other representations or warranties of any kind whatsoever concerning the Services. Purchaser acknowledges that the price of the Services to be performed and other deliverables to be delivered by Service Provider are set in consideration of the foregoing. 10.3 Service Provider shall after receipt of notice of a claim related to Purchaser’s misuse of the Services notify Purchaser of such claim in writing and Purchaser shall following receipt of such notice, to the extent permitted under applicable law, at its own cost conduct negotiations with the third party presenting the claim and/or intervene in any suit or action. Purchaser shall at all times keep Service Provider informed of the status and progress of the claim and consult with Service Provider on appropriate actions to take. If Purchaser fails to or chooses not to take actions to defend Service Provider within a reasonable time, or at any time ceases to make such efforts, Service Provider shall be entitled to assume control over the defence against such claim and/ or over any settlement negotiation at Purchaser’s cost. Any settlement proposed by Purchaser on its own account must take account of potential implications for Service Provider and shall therefore be agreed with Service Provider before settlement. Each Party will at no cost furnish to the other Party all data, records, and assistance within that Party’s control that are of importance in order to properly defend against a claim. 11. LIMITATION OF LIABILITY 11.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Service Agreement. Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 8 11.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Service Agreement shall be limited to [***]of the total Service Charges payable by Purchaser to Service Provider hereunder. 11.3 The limitations of liability set forth in this Section 11 shall not apply in respect of: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 13 below; (d) damage arising out of an infringement, or alleged infringement, of the other Party’s or any third party’s Intellectual Property; (e) damages specified under Appendix 4, Memorandum of Understanding IDP only; (f) damages specified under Appendix 5, Letter of Undertaking. 12. GOVERNANCE AND CHANGES 12.1 Governance. The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Service Agreement as well as issues and/or disputes arising under this Service Agreement. The governance and co-operation between the Parties in respect of this Service Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon inter alia the prioritisation of development activities or other aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the CEO of each party for decision. 12.2 Changes. 12.3 During the term of this Service Agreement, Purchaser can request changes to the Service Specification, which shall be handled in accordance with the governance procedure set forth in Section 12.1 above. Both Parties agree to act in good faith to address and respond to any change request within a reasonable period of time. 12.4 The Parties acknowledge that Service Provider will not perform in accordance with such change request until agreed in writing between the Parties. For the avoidance of any doubt, until there is agreement about the requested change, all work shall continue in accordance with the existing Service Specification. 13. CONFIDENTIAL INFORMATION 13.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party.

Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 9 13.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Service Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Service Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 13.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub- contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 13.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 13. 13.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 13.5 If any Party violates any of its obligations described in this Section 13, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 10 Section 17.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 13.6 For the avoidance of doubt, this Section 13 does not permit disclosure of source code to software, and/or any substantial parts of design documents to software, included in the Results, to any Third Party, notwithstanding what it set forth above in this Section 13. Any such disclosure to any Third Party is permitted only if approved in writing by Service Provider. 13.7 This confidentiality provision shall survive the expiration or termination of this Service Agreement. 14. TERM, TERMINATION, SERVICE CANCELLATION AND CONSEQUENCE 14.1 Term This Service Agreement shall become effective when the Main Document is signed by duly authorised signatories of each Party and shall, unless terminated in accordance with this Section 14 below, remain in force and terminate at Target SOP Point. In the case of the Target SOP Point to be delayed, the relevant service charges (if any), the additional costs (if any) and payment arrangement due to such delay may be discussed separately by both Parties. All the obligations and responsibilities (including payment) of the Parties under this Service Agreement shall terminate as of the Target SOP point except for those accrued or generated before the Target SOP Point or as otherwise specified in this Agreement or agreed upon by the Parties. This Service Agreement may be extended on the materially same terms unless otherwise agreed by the Parties. 14.2 Termination and Service Cancelation Either Party shall be entitled to terminate this Service Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Service Agreement, which has not been remedied within 30 days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. Purchaser’s failure to pay the Service Charges or to pay the fees related to the IDP Agreements under Appendix 4, without legitimate reasons or the reasons set forth in this Service Agreement for withholding payment, does not automatically entitle Service Provider to terminate the Service Agreement, save that the decision to terminate the Service Agreement is made after such failure is escalated in accordance with the escalation principles set forth in Section 17.1. Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 11 Service Provider’s failure to act in accordance with Section 4.3 or 4.4 does not automatically entitle Purchaser to terminate the Service Agreement, save that the Steering Committee or the CEO of each Party or the Strategic Board, as the case may be, decides to terminate the Service Agreement after such failure is escalated in accordance with the escalation principles set forth in Section 17.1. Any other termination event and the effects of termination agreed in the Framework Agreement shall prevail over this Service Agreement. Purchaser shall be entitled to cancel the relevant Service(s) in question in the event that a decision of cancellation is made according to the escalation procedure set forth in Section 4.5 due to Service Provider’s failure to take the remedial measures in accordance with Section 4.3 or Section 4.4, and Service Provider shall be responsible for direct damage and losses caused thereby to Purchaser. Purchaser shall in addition be entitled to cancel the Services performed by Service Provider for convenience upon prior written notice to Service Provider with a notice period ranging from 30 to 180 days. The actually applicable notice period should be aligned and agreed upon by the Parties depending on the nature of the Service to be cancelled and the then circumstances before serving the notice. If no conclusion can be reached by the Parties, such period should be escalated and decided according to the escalation principles under Section 17.1. 14.3 Consequence In the event that Purchaser terminates this Service Agreement in accordance with Section 14.2.1(a) or Section 14.2.3 above, without prejudice to any other compensation of direct damages resulting from breach of this Agreement by Service Provider, if Purchaser incurs additional reasonable costs (e.g. Purchaser’s extra reasonable cost of changing the service provider for the parts of Services which Service Provider fails to provide under this Service Agreement) as a direct result of such termination, Purchaser shall be entitled to recover those additional direct costs from Service Provider provided that such costs are escalated and recognized according to the escalation principles under Section 17.1 before incurring accumulated costs in excess of[***]. For the sake of clarity, such costs shall not be capped by the limitation under Section 11.2. In the event that Purchaser cancels the Services in accordance with Section 14.2.4 above, the Service Charges payable by Purchaser shall, in addition to what is set out in the Service Agreement, include any other reasonable proven costs Service Provider has incurred until the effective date of the cancellation. 15. MISCELLANEOUS 15.1 Force majeure. Neither Party shall be liable for any failure or delay in performing its obligations under the Service Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, Agreement No.: GEE21-009 SA TEMPLATE VERSION 201022 12 insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default or delay has been caused by a Force Majeure Event. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Service Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 15.2 Notices. All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Service Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be addressed to the address, and with the attention, as set forth in the Main Document, or to such other address, number or email address as a Party may designate. 15.3 Assignment. Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Service Agreement without the other Party’s prior written consent. 15.4 Waiver. Neither Party shall be deprived of any right under this Service Agreement because of its failure to exercise any right under this Service Agreement or failure to notify the infringing party of a breach in connection with the Service Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply.

Agreement No.: GEE21-009

15.5 **Severability.** In the event any provision of this Service Agreement is wholly or partly invalid, the validity of the Service Agreement as a whole shall not be affected and the remaining provisions of the Service Agreement shall remain valid. To the extent that such invalidity materially affects a Party's benefit from, or performance under, the Service Agreement, it shall be reasonably amended.

15.6 **Entire agreement.** All arrangements, commitments and undertakings in connection with the subject matter of this Service Agreement (whether written or oral) made before the date of this Service Agreement are superseded by this Service Agreement and its Appendices.

15.7 **Amendments.** Any amendment or addition to this Service Agreement must be made in writing and signed by the Parties to be valid.

15.8 Survival.

15.8.1 If this Service Agreement is terminated or expires pursuant to Section 14 above, Section 5.3 (*License grant*), Section 13 (*Confidentiality*), Section 16 (*Governing Law),* Section 17 *(Dispute Resolution*) as well as this Section 15.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration.

15.8.2 Notwithstanding Section 15.8.1 above, if this Service Agreement is terminated due to Purchaser not paying the Service Charges, without legitimate reasons or the reasons set forth in this Service Agreement for withholding payment, pursuant to Section 14 above, Section 5.3 (*License Grant*) shall not survive termination or remain in force as between the Parties after such termination. For the avoidance of doubt, what is stated in this Section 15.8.2 shall only apply in relation to such licenses granted to Purchaser pursuant to Section 5.3 above and any licenses granted to Service Provider under Section 5.3 shall thus nevertheless remain in force after such termination.

16. GOVERNING LAW

16.1 This Service Agreement and all non-contractual obligations in connection with this Service Agreement shall be governed by the substantive laws of the People's Republic of China and without giving regard to its conflict of laws principles.

17. DISPUTE RESOLUTION

17.1 Escalation principles.

17.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue.

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17.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

17.1.3 If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice served pursuant to Section 17.1.1 above, such deadlock will be referred to the CEO of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the CEO of each Party immediately and Section 17.1.2 above shall not apply.

17.1.4 If the CEO of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 17.2 below.

17.1.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 13 above.

17.1.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 17.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate.

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17.2 Arbitration.

17.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be submitted to China International Economic and Trade Arbitration Committee ("**CIETAC**") for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC's arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese.

17.2.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

17.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets.

17.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.

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Agreement No.: GEE21-009

SERVICE AGREEMENT
APPENDIX 3
SERVICE CHARGES

---

1. GENERAL

1.1 This Appendix 3 stipulates the rules and principles for the Service Charges payable by Purchaser to Service Provider for Services delivered under the Service Agreement.

2. DEFINITIONS

2.1 Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Service Agreement. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Service Specification have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

3. SERVICE CHARGES

3.1 The Service Charges for the AECQ support services before SOP are further described and outlined in this Section 3.

3.2 Service Charges for 2021 and 2022

3.2.1 The Service Charges for 2021 amount to [***]RMB including mark-up and excluding VAT as specified below.

Service	Service charge excluding mark-up, excl. VAT	Service charge including mark-up, excl. VAT
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total	**[***]**	**[***]**

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3.2.2 The Service Charges for 2022 amount to [***]RMB including mark-up and excluding VAT as specified below.

Service	Service charge excluding mark-up, excl. VAT	Service charge including mark-up, excl. VAT
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total	[***]	[***]

3.3 Service Charges for 2023

3.3.1 The estimated number of hours required to perform the Services specified in Appendix 1 during the period 1 January – 31 December 2023 and the estimated Service Charges for this period including mark-up and excluding VAT are set forth below.

Service China	Estimation of hours	Hourly rate excl. Mark-up (RMB)	Hourly rate incl. Mark-up (RMB)	Estimated Service Charges (RMB)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
Total	[***]			[***]

Service Europe	Estimation of hours	Hourly rate excl. Mark-up (SEK)	Hourly rate incl. Mark-up (SEK)	Estimated Service Charge (SEK)
[***]	[***]	[***]	[***]	[***]
Total	[***]			[***]

The Service Charges for the service activities from Europe will be invoiced by Service Provider in the currency RMB the following month with the exchange rate SEK/RMB valid at the time.

3.4 Service Charges for 2024

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The estimated number of hours required to perform the Services specified in Appendix 1 as of 1 January until the termination of this Agreement the estimated Service Charges for this period should be communicated by Service provider to Buyer no later than November 2023 and should be within the budget agreed between the Parties and approved by the Steering Committee.

3.5 The Parties further acknowledge that the number of hours required to perform the Services for 2023 above in Section 3.2 are estimates, whereby the Parties acknowledge that the actual amounts payable for the Service Provider's Services for 2023 might be both higher and lower than the estimation shown above. The actual settlement amounts should be approved by both Parties, and the Purchaser has the right to be notified by the Service Provider with relevant deliverables and breakdowns of the actual hours. Notwithstanding the foregoing, the total Service Charges to be paid by the Purchaser under this Agreement shall not exceed the relevant budget approved by the Steering Committee.

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MEMORANDUM OF UNDERSTANDING

Dated 27 DECEMBER 2022

between

POLESTAR AUTOMOTIVE (CHONGQING) CO., LTD.

and

ASIA-EUROPE NEW ENERGY AUTOMOBILE MANUFACTURING (CHONGQING) CO. LTD.

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Agreement No.: GEE21-009

This **Memorandum of Understanding** is made on 27 December 2022 between:

(1) **Polestar Automotive (Chongqing) Co., Ltd.**, 91500000MA61BD5F9T, a corporation organized and existing under the laws of People´s Republic of China ("**PSCQ**")

and

(2) **Asia-Europe New Energy Automobile Manufacturing (Chongqing) Co. Ltd.**, Reg. No. 91500000MA614ANX4E, a corporation organized and existing under the laws of People´s Republic of China ("**AECQ**"),

PSCQ and AECQ are each referred to as "**Party**", and collectively, as "**Parties**".

Recitals

A. As of the date of signing the MoU, PSCQ is the operating party on behalf of AECQ and will operate the complete[***] project on behalf of AECQ according to the mutual agreement between the Parties.

B. During the [***] Indirect Procurement ("**IDP**") process, PSCQ is in charge of all IDP materials procurement, including sourcing, negotiation and execution of purchasing contractual documents (including supply agreement, general term and conditions and purchase order) with suppliers, and meanwhile PSCQ is appointed and empowered to have the purchasing money paid by AECQ from AECQ's account according to the Power of Attorney dated 21 December 2022 ("**PoA**").

C. In anticipation of negotiating and executing the Service Level Agreement ("**SLA**") to be concluded, the Parties wish to enter into this Memorandum of Understanding ("**MoU**") to set out the basis of understanding for cooperation in respect to IDP. Parties shall cooperate and negotiate in good faith to ensure that the matters and terms contained in this MoU are incorporated and reflected in the SLA.

In respect of **[***]** IDP, Parties agreed as follow:

1. Work Flow

In the event of PSCQ initiating IDP payment application, the Work Flow as set forth in Appendix A shall apply.

2. Obligations of the Parties

2.1 As agreed by the Parties, the obligations of PSCQ are

(a) to source, and negotiate and execute IDP contractual documents (including supply agreement, general terms and conditions and purchase order) (the "**IDP Agreements**") with suppliers under which AECQ shall only be the signing party of purchase order to call off or place purchase orders in due course, unless otherwise required according to the then circumstances (e.g., the IDP Agreements requiring AECQ to be a signing party as a must) which shall be agreed upon by the Parties.

(b) to consistently take the lead and be the primary responsible party, to the extent possible and legally allowed, in the dialogue, settlement and/or dispute resolution with third-party suppliers should any actual or potential disputes (including quality issues) occur;

(c) should AECQ have to take the lead in the foregoing process with third-party suppliers due to the legal requirements or be held liable in the first place, PSCQ shall use its best efforts to support and defend AECQ in connection therewith;

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Agreement No.: GEE21-009

(d) to bear any and all liabilities related to the IDP Agreements, such as the liabilities which are attributable to or caused by PSCQ or third-party suppliers (other than the liabilities attributable to or caused by AECQ such as delayed payment attributable to AECQ solely), including the liabilities of or arising from procurement (sourcing).

2.2 As agreed by the Parties, the obligations of AECQ are

(a) to use its best efforts to support PSCQ when PSCQ takes the lead and is the primary responsible party to settle the disputes with third-party suppliers according to Section 2.1(b) above, if necessary.

(b) to pay to the designated suppliers under PSCQ's instruction upon the documentation required under the Work Flow and under the approved budget (the budget approved by the Chongqing plant steering committee (the '**Steering Committee**')), which shall not be unreasonably withheld or delayed; any additional documents outside of the Work Flow required by AECQ must be under special and limited circumstances and on a "must-to-have" basis, as required by applicable law and regulations as well as the procedures and requirements of the AECQ plant as agreed upon between the Parties, and always be subject to PSCQ's legal obligations and undertakings towards third parties (such as confidentiality)

2.3 It is mutually understood that the procurement process and IDP Agreements with third parties may inevitably require a joint effort and cooperation by and between both Parties according to RASIC due to the intrinsic nature of the set-up and the practicalities and for the best interest of both Parties despite that PSCQ shall take the lead in the whole process.

3. Warranties and Undertakings

3.1 PSCQ hereby warrants and undertakes to AECQ that:

(a) PSCQ shall follow all procedural requirements regarding the Work Flow, and AECQ system rules regarding the account access, data security and data integrity, including ensuring any PSCQ internal authorization needed for IDP purchasing is available and valid.

(b) all IDP materials to be purchased shall be direct relevant to the agreed functions of AECQ.

3.2 AECQ hereby warrants and undertakes to PSCQ that it will follow all procedural requirements regarding the Work Flow.

4. Liabilities of Breach

4.1 PSCQ shall indemnify and hold AECQ harmless from any direct loss and damage caused by or attributable to PSCQ or third-party suppliers (other than the direct loss and damage caused by or attributable to AECQ such as delayed payment attributable to AECQ solely) related to the IDP Agreements under this MoU.

4.2 AECQ shall indemnify and hold PSCQ harmless from any direct loss and damage caused by and attributable to AECQ related to the IDP Agreements under this MoU.

4.3 In the event of any loss and damage of IDP materials covered by any insurance of the AECQ plant, subject to RASIC and other agreements between the Parties, PSCQ shall take the lead to claim insurance compensation in the name of or on behalf of AECQ. AECQ shall provide necessary assistance as reasonably required by PSCQ.

4.4 The Parties shall discuss and agree in good faith upon any loss and damage not specified under this MoU and/or the SLA, including escalating the issues in question to the Steering Committee if applicable.

2 / 7

Agreement No.: GEE21-009

5. Ownership of Property

PSCQ and AECQ agree that the ownership of all IDP material sourced by PSCQ and ordered and paid by AECQ will be owned by AECQ but always subject to the underlying procurement agreements with third-party suppliers.

6. Other Covenants

The Parties agree that a detailed IDP budget for the launch phase, and any related budget changes shall be prepared in accordance with RASIC and Delegations of Authorities agreed by the Parties and approved by the Steering Committee in advance.

7. MISCELLAENOUS

This MoU shall be appended to and form an integral part of the SLA (with necessary changes if agreed upon by the Parties).

(The Remainder of This Page Intentionally Left Blank)

3 / 7

Agreement No.: GEE21-009

Appendix A Work Flow （Note: This is a temporary process and will be replaced by an updated one upon agreement between both parties.）

Polestar

Geely

Payable (Prepay) Application（应（预）付款审批）

	Step	Executor	operation
1	Submit （申请）	Initiate payment application 发起付款申请 Relevant vouchers must be uploaded, such as settlement documents(if applicable), Invoice copies, receipts, PO/contracts(only information relevant for payment), budget approval forms(like budget No.), fund plans, and Approval Form by Polestar; *Supplier information relevant for payment like bank infomation needs to provided. 需上传相关凭证证明，如：结算单(如适用)、发票复印件、收货单、PO/合同(仅与付款相关的信息)、预算审批表(如预算号)、资金计划表、极星方审批单； *需要提供和付款相关的供应商信息，如银行信息；	
10	Controller Approval （管控人审核）	System: the OrganizationHeader of Department、the OrganizationGeneralManager of Department (系统：部门的组织负责人、部门的组织分管领导) Business: the header of Department、Departmental Leadership （业务：总监、总工） Automatic acquisition, can be modified （自动带出，可以修改）	Approve （同意） Reject （驳回） GoBack （返回）
20	Audit Accounting （审核会计）	System: the G/L accountant expense of applicant (系统：申请人组织总账会计（费用类）) Business: Accounting （业务：总账会计（费用类）） Automatic acquisition, can be modified （自动带出，可以修改）	Approve （同意） Reject （驳回） GoBack （返回） 填写实报金额
30	Finance Approval （财务部审核）	System: the FinanciallyResponsiblePerson of applicant (系统：申请人组织财务负责人) Business: Financial header （业务：财务部长） Automatic acquisition, can be modified （自动带出，可以修改） 当┘与╜一致时：跳过该步骤	Approve （同意） Reject （驳回） GoBack （返回）
40	Approve （审批）	System: the OrganizationHeader of applicantĎ s 2nd Level Organization (系统：申请人2级组织负责人) Business: General manager （业务：总经理） Temporary approval by Project General Director 临时交由项目总指挥代为审批 Automatic acquisition, can be modified （自动带出，可以修改）	Approve （同意） Reject （驳回） GoBack （返回）
50	Cashier （出纳）	System: the Teller of applicant (系统：申请人组织出纳) Business: Teller （业务：出纳） Automatic acquisition, can be modified （自动带出，可以修改）	Approve （同意） Reject （驳回） GoBack （返回）
60	General Ledger （总账）	System: the Level 2 Extended Attributes of applicant about General Ledger Accounting (Transaction) (系统：提起人2级扩展属性总账会计-往来类) Business: General Ledger （业务：总账会计）	Approve （同意） GoBack （返回）
70	End （结束）	Mail notic l mailAddress of applicant (邮件通知申请人)	

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Agreement No.: GEE21-009

(Signature page)

The Parties may execute this MoU in counterparts, including electronic copies, which taken together will constitute one instrument.

This Agreement has been signed in four (4) originals, of which each Party has received two (2) originals.

Polestar Automobile (Chongqing) Co., Ltd.

Benoit Demeunynck

____

Signature of legal representative/or authorized representative

__Benoit Demeunynck Managing Director______________________________

Name and title of authorized representative

Frank Wang

____

Signature of legal representative/or authorized representative

Frank Wang China CFI

____

Name and title of authorized representative

Signing Date: 2023.1.9

Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd.

____

Signature of legal representative/or authorized representative

____

Name and title of authorized representative

____

Signature of legal representative/or authorized representative

____

Name and title of authorized representative

Signing Date:

5 / 7

Agreement no.: GEE22-009

承诺书

Letter of Undertaking

致亚欧新能源汽车制造（重庆）有限公司:

To Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd.

根据 Polestar Performance AB（"**PPAB**"）、极星汽车（重庆）有限公司（"**PSCQ**"）与亚欧新能源汽车制造（重庆）有限公司（"**AECQ**"）于 2022 年 7 月 26 日签署的[***]项目试制车供货协议 ("**供货协议**") 精神，且经各方达成一致，[***] 项目所涉试制车（"**VP 车**"）料件以及双方不时约定的其他材料（如 MTO 和 AVB）进口事宜，由 AECQ 作为收货主体，并委托第三方报关公司进行进口申报。鉴于 PSCQ 是代运营方，将代表 AECQ 运营完整的[***] VP 车制造项目，PPAB 研发部门为[***]项目 VP 车料件的需求确认方，PSCQ 与 PPAB 连带地向 AECQ 作出以下承诺:

Pursuant to contractual spirit of [***] Prototype Supply Agreement dated 26 July 2022 entered into by Polestar Performance AB ("**PPAB**"), Polestar Automobile (Chongqing) Co., Ltd. ("**PSCQ**") and Asia-Europe New Energy Automobile Manufacturing (Chongqing) Co. Ltd ("**AECQ**") (the "**Supply Agreement**"), and after agreement reached by all the parties, AECQ shall be the accepting party of the import of materials and parts for the VP prototypes ("**VP Prototypes**") involved in the [***] project as well as other materials (such as MTO and AVB) as agreed upon by the Parties from time to time, AECQ shall engage a third-party customs declaration company to make the import declaration. Given that PSCQ is the Managerial Party and will operate the complete [***] VP Prototypes manufacturing project on behalf of AECQ, and the R&D department of PPAB is the confirming party of the requirements for the VP Prototypes materials and parts of the [***] project, PSCQ and PPAB jointly undertake the following towards AECQ:

1、PSCQ 与 PPAB 遵守与 AECQ 关于[***]项目试制车相关的所有合同的所有条款与条件，并遵守所有适用法律法规（包括但不限于与国际运输、货物进出口、税务有关的法律法规），并要求相关供应商遵守所有适用法律法规（包括但不限于与国际运输、货物进出口、税务有关的法律法规），例如（1）进口货物单据应与实际进口货物内容、数量相符；（2）不夹带任何单据以外的物品，不夹带海关违禁品；（3）进口货物的包装应满足运输要求(如适用)，如使用木制包装需在外包装上加施 IPPC 标识并提供熏蒸证明，以符合中国海关要求等等。

Agreement no.: GEE22-009

PSCQ and PPAB shall comply with all terms and conditions of all contracts relating to AECQ in relation to the[***] project prototype vehicle, and comply with all applicable laws and regulations (including but not limited to laws and regulations related to international transportation, import and export of goods, and tax). PSCQ and PPAB shall require relevant suppliers to comply with all applicable laws and regulations (including but not limited to laws and regulations related to international transportation, import and export of goods, and tax), such as (1) the import documents should be consistent with the content and quantity of the actual imported goods; (2) no items should be carried other than those set out in the documents, and no goods prohibited by customs should be carried; (3) the packaging of imported goods should meet the transportation requirements, such as the use of wooden packaging, the IPPC logo should be applied to the outer packaging and provision of the fumigation certificate (if applicable), to meet the requirements of Chinese customs, etc.

2、 PSCQ 与 PPAB 应尽最大努力积极配合 AECQ 与其委托的第三方报关公司对[***]项目试制车料件进行进口报关，且在进口货物到达前尽可能快但不晚于 7 日前(如果实际可行)向 AECQ 书面提供拟进口货物清单（经与 AECQ 确认后，PSCQ 和 PPAB 可随后根据实际情况对该清单进行合理修改）。

PSCQ and PPAB shall use their best efforts to actively cooperate with AECQ and its engaged third-party customs brokers on the [***] project VP production of vehicle materials for import customs declaration, and a written list of goods to be imported shall be provided to AECQ as quickly as practical but by no later than 7 days (to the extent practically possible) before the shipment of the imported goods, which can always be reasonably amended by PSCQ and PPAB afterwards based on the actual circumstances after agreement with AECQ.

3、PSCQ 与 PPAB 承诺(1)所有进口 VP 车料件仅用于[***]项目的试制车生产，符合双方协议约定的由 AECQ 负责的进口范围（即 VP 车造车零件），且零件造车后不在中国境内进行销售，以及承诺（2）所有进口的其他材料（如 MTO 和 AVB）仅用于用于产品发布和 AECQ 工厂设置和验证（成本类别有待双方进一步讨论），或以上进口货物用于双方不时约定的任何其他目的。

PSCQ and PPAB undertake that (1) all imported materials and parts of VP Prototypes will be used exclusively for the production of prototype vehicles under the [***] project, in accordance with scope of import under AECQ's responsibilities as agreed under the agreement between the two parties (i.e. VP Prototype manufacturing parts), and will not be sold in China after the car is

Agreement no.: GEE22-009

manufactured from parts, and undertakes that (2) the other materials imported (such as MTO and AVB) will be used exclusively for the product launch and AECQ plant set-up and verification (cost categories subject to further discussion between the Parties), or the imported goods will be used for any other purposes as agreed upon by the Parties from time to time.

因国际运输、货物进口事宜（包括但不限于 PSCQ 与 PPAB 因违反上述承诺而导致的责任）对 AECQ 造成了损失，如罚金、滞纳金等、供货协议第 9.1 条与第 9.2 条自动适用。因清关过程导致 P611 项目延迟等责任均由 PSCQ 与 PPAB 承担，与 AECQ 无关。若 PSCQ 与 PPAB 怠于处理，为了防止进一步的损失，AECQ 有权主动采取一切必要及时的行动，在该等情况下 PSCQ 与 PPAB 应根据供货协议第 9.1 条与第 9.2 条共同连带赔偿 AECQ 因此产生的所有损失。但是，AECQ 将采取其控制范围内的合理措施，以减轻本承诺书项下的损失。

In the event that AECQ is suffered from any loss caused by international transportation, import of goods (including but not limited to liabilities of PSCQ and PPAB for breach of the foregoing commitments), such as fines, late fees, Section 9. 1 and 9.2 of the Supply Agreement shall be applied. And any delays in the [***] project due to customs clearance process shall be bone PSCQ and PPAB, and shall not be relevant to AECQ. If PSCQ and PPAB fail to deal with it, AECQ shall have the right to take all necessary and timely actions on its own initiative in order to prevent further losses, in which case PSCQ and PPAB shall jointly and severally indemnify AECQ for all losses arising therefrom according to Sections 9.1 and 9.2 of the Supply Agreement. However, AECQ will take reasonable measures, within its control, to mitigate the losses under this Letter of Undertaking.

供货协议的第 11 条（机密信息）、第 14 条（管辖法律）和第 15 条（争议解决）应视为在此处重述并适用于本承诺书。

Sections 11 (Confidential Information), 14 (Governing Law) and 15 (Dispute Resolution) of the Supply Agreement shall be deemed as restated herein and be applicable to this Letter of Undertaking.

（以下无正文，为承诺书签字页）

(No text hereunder / Signature page)

Agreement no.: GEE22-009

Polestar Performance AB

Anna Rudensjö Dennis Nobelius

授权代表签字: ______________

Signature of authorized representative

授权代表姓名与职务: ______________

Name and title of authorized representative

Anna Rudensjö General Counsel

Dennis Nobelius Chief Operating Officer

极星汽车（重庆）有限公司

Polestar Automobile (Chongqing) Co., Ltd.

Benoit Demeunynck Frank Wang

法定代表人/或授权代表签字: ______________

Signature of legal representative/or authorized representative

授权代表姓名与职务: ______________

Name and title of authorized representative

Benoit Demeunynck Managing Director

Frank Wang China CFO

盖章/Stamp:

签署日期: 2022 年 12 月 21 日

Signing date: 2022.12.21

盖章/Stamp:

签署日期: 2022 年 月 日

Signing date:

Appendix 6 Financial Reporting Template, Agreement no. GEE21-009

[***]
Chongqing Service Level Agreement Expense

	[Calender year]												# [Year]
	January	February	March	April	May	June	July	August	September	October	November	December	
	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Act/Fcst	Full Year
	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]	[Currency]
Present Status													
Services China													
Plant Launch	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Digital	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
HR	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Manufacturing Engineering	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Indirect Procurement	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Finance	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Logistics	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Plant management	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Blue collar plant launch	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Services Europe													
Digital	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Logistics	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000	0,000
Subtotal Status	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**	**0,000**

	Hourly rate														
Hours White Collars	[Currency]	[Amount]	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
Hours Blue Collars	[Currency]	[Amount]	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00
			0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00	0,00